                                                                     EXHIBIT 4.2


       SUPPLEMENTAL INDENTURE, dated as of October 20, 1995, between SYNTHETIC INDUSTRIES, INC., a Delaware corporation, as Issuer (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

       The Company and the Trustee entered into an Indenture, dated as of December 14, 1992 (the "Indenture"), pursuant to which $140,000,000 aggregate principal amount of the Company's 12-3/4% Senior Subordinated Debentures due 2002 (the "Securities") were issued. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

       The Trustee has been acting as Trustee under the Indenture.


       Section 901 of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto in form satisfactory to the Trustee, inter alia, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders.

       The undersigned officers of the Company have been authorized, empowered and directed by a Board Resolution to execute this supplemental indenture.

       NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:


       For and in consideration of the premises and the covenants contained herein, the Company and the Trustee agree as follows:

       1. Clause (i) of the definition of "Permitted Indebtedness" contained in Section 101 of the Indenture is hereby amended and restated as follows:

              (i) Subject to clause (x) of this definition, Indebtedness of the Company under the Bank Credit Agreement or refinancing thereof permitted under clause (vii) of this definition, in an aggregate principal amount at any one time outstanding not to exceed $75,000,000, less, on the date of any determination hereunder, the amount of Indebtedness then outstanding under clause (i) of the definition of Permitted Subsidiary Indebtedness or refinancing thereof permitted by clause (vi) of such definition;

       2. Clause (vii) of the definition of "Permitted Indebtedness" contained in Section 101 of the Indenture is hereby amended and restated as follows:

              (vii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Indebtedness of the Company, including any successive refinancings by the Company, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transaction (it being understood that, with respect to the refinancing of the Indebtedness permitted to be incurred under clause (i) above, the amount of such Indebtedness outstanding pursuant to such clause (i), together with any refinancing thereof, shall not at any one time exceed $75,000,000 plus the amount of Indebtedness permitted to be incurred under clause (x) of this definition, less the amount of Permitted Subsidiary Indebtedness then outstanding under clause (i) of the definition of Permitted Subsidiary Indebtedness and refinancings thereof permitted by clause
       (vi) of such definition), and (B) in the case of any refinancing of Pari Passu Indebtedness or Subordinated Indebtedness, (1) such new Indebtedness is made pari passu with or subordinate to the Securities at least to the same extent as the Indebtedness being refinanced and (2) if such Indebtedness being refinanced is Specified Pari Passu Indebtedness or Specified Subordinated Indebtedness, such new Indebtedness has an Average Life and final Stated Maturity of principal that exceeds the Average Life and final Stated Maturity of the Securities;

       3. Clause (x) of the definition of "Permitted Indebtedness" contained in Section 101 of the Indenture is hereby amended and restated as follows:

              (x) Indebtedness (which may consist in whole or in part of additional Indebtedness under the Bank Credit Agreement pursuant to clause (i) of this definition, as well as one or more of the other types of Indebtedness permitted to be incurred pursuant to the other clauses of this definition) in addition to that permitted to be incurred pursuant to clauses (i) through (ix) above and clause (xi) below, which, together with any other outstanding Indebtedness incurred pursuant to this clause (x), has an aggregate principal amount not in excess of $10,000,000 outstanding at any one time; and

       4. All other provisions of the Indenture shall remain in full force and effect.

       5. This supplemental indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

       6. This supplemental indenture is executed by the Company and the Trustee pursuant to the provisions of Article 9 of the Indenture, and the terms and conditions hereof shall be, and shall from and after the date hereof be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Any reference to the Indenture shall be deemed to be a reference to the Indenture as supplemental hereby.

       7. All covenants and agreements in this supplemental indenture by the Company shall bind its successors and assigns, whether so expressed or not.

       This supplemental indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this supplemental indenture.

       IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                           SYNTHETIC INDUSTRIES, INC.

                                           By:
                                               ---------------------------------
                                               Leonard Chill
                                               President

Attest:
        ---------------------------
        Jon P. Beckman
        Vice President-Finance



                                           UNITED STATES TRUST COMPANY
                                              OF NEW YORK


                                           By:
                                               ---------------------------------
                                               Name:  Patricia Stermer
                                               Title: Assistant Vice President

Attest:
        ---------------------------
        Name:  Cynthia Chaney
        Title: Assistant Vice President

STATE OF GEORGIA     )
                     ) ss.:
COUNTY OF WALKER     )

       On the 20th day of October, 1995, before me personally came Leonard Chill, to me known, who, being by me duly sworn, did depose and say that he resides in Chattanooga, Tennessee; that he is President of Synthetic Industries, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority




                                           -------------------------------------
                                                   (Notarial Seal)

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

        On the 18th day of October, 1995, before me personally came Patricia Stermer, to me known, who, being by me duly sworn, did depose and say that s/he resides at [illegible], that s/he is Assistant Vice President of United States Trust Company of New York, one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority




                                           -------------------------------------
                                                       (Notarial Seal)

                                        October 20, 1995


Mr. Jon P. Beckman
Synthetic Industries, Inc.
309 LaFayette Road
Chickamauga, Georgia 30707

       Re:    Supplemental Indenture dated October 20, 1995

Ladies and Gentlemen:

       Reference is made to the Fourth Amended and Restated Revolving Credit and Security Agreement dated October 20, 1995 among Synthetic Industries, Inc. ("Synthetic"), The First National Bank of Boston, as Agent and as a Lender, and the Lenders (as amended, the "Credit Agreement"). Each capitalized term used and not defined herein shall have the meaning given to said term in the Credit Agreement.

       Section 10.17 of the Credit Agreement prohibits the amendment in any material respect of any term or provision contained in a certain Indenture dated as of December 14, 1992 between Synthetic and the United States Trust Company, as trustee (the "Indenture"), without the consent of the Majority Lenders. Synthetic has requested that the Lenders waive the application of
Section 10.17, to the extent applicable, in connection with Synthetic's execution and delivery of the Supplemental Indenture dated October 20, 1995, a copy is attached to this letter (the "Supplemental Indenture").

       By their signature below the Lenders hereby waive the application of
Section 10.17, as it may apply to Synthetic, to permit Synthetic to execute and deliver the Supplemental Indenture. The waiver set forth in this letter shall be limited precisely as written and except as expressly set forth herein, shall not be deemed to be a consent to any waiver or modification of any other term or condition of the Credit Agreement or any Loan Document.

       This letter may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same letter agreement.


                                           THE FIRST NATIONAL BANK OF BOSTON,
                                                  as Agent and as a Lender

                                           By:
                                               ---------------------------------
                                                  William C. Purinton
                                                   Vice President

Mr. Jon P. Beckman
October 20, 1995
Page 2

                                           SANWA BUSINESS CREDIT CORPORATION,
                                                  as a Lender


                                           By:
                                               ---------------------------------
                                                Name:
                                                Title:


                                           SOUTHTRUST BANK OF GEORGIA, N.A.,
                                                  as a Lender



                                           By:
                                               ---------------------------------
                                                Name:
                                                Title: